EXHIBIT 10.22
SECOND AMENDMENT TO AGREEMENT
     This Second Amendment, dated as of January 7, 2008 (the “Amendment”) between Superconductor Technologies Inc. a Delaware corporation (“STI”). and Hunchun BaoLi Communication Co. Ltd, (“BAOLI”) amends that certain Agreement, dated as of August 17, 2007 and subsequently amended as of November 1st, 2007 (the “Agreement”), between STI and BAOLI.
RECITALS
A.	Pursuant to the Agreement, BAOLI agreed to purchase and STI agreed to sell 2,148,296 shares of STI's common stock, par value $0.001 per share (the “Common Stock”) and 706,829 shares of Series A Convertible Preferred Stock of STI (the “Preferred Stock”) in exchange for $15,000,000, of which a deposit of $4,000,000 has already been received by STI, The Agreement provides that it may be amended by the written agreement of STI and BAOLI and STI and BAOLI agree to amend the Agreement as set forth below.

B.	This Amendment provides that if full payment of the Purchase Price is actually received from BAOLI, STI will Instead be obligated to deliver 3,101361 shares of Common Stock
(the “Common Shares”) and 611,523 shares of Preferred Stock (the “Preferred Shares”) (convertible into 6,115,230 shares of Common Stock, for an aggregate of 9,216,519 shares of Common Stock including the Common Shares). As of the date hereof, STI has approximately 12,500,000 shares of common stock outstanding.

NOW, THEREFORE, the parties hereby agree as follows:
     1. PURCHASE AND SALE. The Agreement is hereby amended so that (i) term “Shares” consists of 3,101,361 shares of Common Stock and 611,523 shares of Preferred Stock; (ii) BOALI agrees to increase its deposit from $4,000,000 to $6,000,000 not later than 1 PM on January 8, 2008 (Los Angeles time); and (iii) BAOLI agrees to complete the purchase of all of the Shares by paying the remaining $9,000,000 of the $15,000,000 Purchase Price not later than 1 PM on January 21, 2008 (Los Angeles time). BAOLI represents that the additional $2,000,000 has been irrevocably wired to STI.
     2. VOTING AGREEMENT. BAOLI agrees that 953,065 of the Common Shares (any and all other shares or securities of STI issued or issuable in respect thereof on or after the date hereof, the “Non Voting Shares”) shall be covered by the Irrevocable Proxy and Voting Agreement executed simultaneously herewith. Each certificate representing any Non Voting Shares shall be endorsed by the Company with a legend reading substantially as follows:
“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN IRREVOCABLE PROXY AND VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT AGREEMENT.”
     Upon receipt by STI of reasonably acceptable evidence of bona fide transfer to a person not covered by the Irrevocable Proxy and Voting Agreement according to its terms, the legend

EXHIBIT 10.22
will be removed from the certificate representing such transferred shares.
     3. EXCHANGE. STI has informed BAOLI that the issuance of additional Common Stock under the initial Agreement was not permitted by the NASDAQ Stock Market without a shareholder vote. Although NASDAQ has given preliminary approval of the issuance under Section 1, if final approval is denied, the parties will work together to overcome or respond to any objections. In addition if all necessary regulatory approvals, including the NASDAQ, can be obtained on or before February 15, 2008, the parties will take all steps needed to exchange the Preferred Shares for the Common Stock into which it would be convertible, provided that BAOLI signs the same form of Irrevocable Proxy and Voting Agreement with respect to all such shares of Common Stock issued in such exchange and such shares bear the same legend set forth in Section 2.
     4. LEGALITY OF INVESTMENT.
          4.1. Legal Consent to the Amendment. BAOLI represents and warrants that the execution and performance of the Amendment are consented and approved by the Board of Directors of BAOLI and that the Amendment is legally binding on BAOLI. BAOLI also makes the representations and warranties set forth in, Exhibit A to the First Amendment.
          4.2. Legality of the Offer to Amend. STI represents and warrants that the execution and performance of the Amendment are for the corporate interest of STI’s development and STI has obtained all and any necessary internal approval and STI is legally bound by each of the Agreement and the Amendment, and in addition, subject to the representations and warranties of each Purchaser contained in Exhibit A to the First Amendment upon which STI hereby relies, complies with the provisions of the laws and regulations of United States of America, including but not limited to the pertinent SEC requirements.
     5. FUNDING OF JOINT VENTURE. Section 12 of the Sino-Foreign Equity Joint Venture Contract dated as of December 8, 2007 among BAOLI and Superconductor Investments (Mauritius) Ltd (the “JV Contract”) relating to BAOLI Superconductor Technology Co, Ltd (“BSTC”) is hereby amended to require the contributions of the parties be made not later than September 30, 2008; it being understood that the Effective Date under the STI Trademark and Technology License (when technology transfers can begin) is not until “ten days after the completion of the contribution to the capitalization of [BSTC] of [BAOLI] as contemplated by the [JV Contract].” Should BAOLI fail for any reason, including governmental decisions, to fully fund its contributions not later the date in the first sentence, (1) the Trademark and Technology License shall immediately terminate and neither BAOLI nor the BSTC shall have any rights to the technology or trademarks of STI, although both shall continue to bound by their obligations to maintain the confidentiality of all information provided by STI and its affiliates; (2) BAOLI shall be deemed to be in material breach under Article 15 of the JV Contract; (3) BSTC shall be immediately terminated and a liquidation application shall be submitted to the original Examination and Approval Authority for approval, with BAOLI agreeing to be responsible for promptly obtaining such approval and (4) STI and its affiliates shall be immediately relieved of all of its or their obligations under the JV Contract and the related Framework Agreement.
     6. TERMS AND EFFECT OF AMENDMENT. Except as amended by this Amendment, the Agreement remains in full force and effect. Terms used in this Amendment that are not defined in this Amendment shall have the same meaning given to such terms in the

EXHIBIT 10.22
Agreement. Terms defined in this Amendment shall be applicable to the Agreement, as amended hereby.
     7. TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT. THERE WILL BE NO FURTHER EXTENSIONS OF TIME OF ANY LENGTH OF THESE DEADLINES FOR ANY REASON, EVEN IF GOVERNMENTAL APPROVAL IS NOT RECEIVED BY BAOLI. BAOLI specifically agrees that, unless BOTH (1) the additional $2,000,000 deposit is actually RECEIVED by STI NO LATER THAN the date and time set forth in Section 1 AND (2) FULL payment is actually RECEIVED by STI NO LATER THAN the date and time set forth in Section 1, BAOLI will FORFEIT its entire deposit, which may be retained by STI without any further obligations to BAOLI. BAOLI acknowledges that (i) STI could have sold its stock at amounts far in excess of either the price in the Agreement of the current market price, but refrained form doing so based on BAOLI’s assurances that it would complete its obligations under the Agreement and (ii) STI will suffer significant damages as a results of any failure of BAOLI to complete the transactions contemplated by the Agreement. The parties have agreed that, under the circumstances, and in consideration of the additional extension of time for BAOLI to invest its money without increasing the price per share to reflect current market conditions, the current deposit is inadequate and that increasing it by an additional $2,000,000 to a total of $6,000,000 as contemplated by Section 1 is fair and reasonable in light of the repeated delays, and the significant benefits to BAOLI, and the risks to STI, of this extension. Accordingly, BAOLI agrees that STI retaining the full amount of its deposit in the event that either BAOLI fails to increase the deposit or fails to pay the full purchase price by the precise deadlines set forth above is fair and reasonable based on these and other factors.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SUPERCONDUCTOR TECHNOLOGIES INC.
By:	/s/ JEFFREY QUIRAM
Name:	Jeffrey Quiram
Title:	President & CEO

HUNCHUN BAOLI COMMUNICATIONS COMPANY., LTD
By:	/s/ (SIGNATURE)
Name:
Title:

EXHIBIT 10.22
     1. Grant of Proxy. Hunchun BaoLi Communication Co. Ltd. (“BAOLI”) hereby irrevocably appoints Superconductor Technologies Inc. a Delaware corporation (“STI”), as BAOLI’s sole and exclusive attorney and proxy, with fall power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights (to the full extent that BAOLI would be entitled to do so) with respect to the Non Voting Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of STI and in every written consent in lieu of such a meeting, with respect to the Non Voting Shares, in the same proportion (for, against and abstaining) as the votes of the shares of common stock of STI other than the Non Voting Shares. “NON VOTING SHARES” means 953,060 shares of common stock of STI beneficially owned by BOALI as of the date hereof whose certificate is being legended to refer to this Agreement, and any and all other shares or securities of STI issued or issuable in respect thereof on or after the date hereof.
     2. Agreement to Vote. In addition to the irrevocable proxy granted in Section 1, BAOLI agrees to vote the Non Voting Shares at regular and special meetings of stockholders (and by written consent) in accordance with any written instructions of STI. STI may disregard any purported vote or consent with respect to the Non Voting Shares which is not in accordance with this Agreement.
     3. Binding. This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain agreement dated as of August 17, 2007 and subsequently amended, between STI and BAOLI. The obligations of BAOLI shall be binding upon it and on and successors and assigns and any transferees of the Non Voting Shares, except that STI will cease to have the right to vote, and this Agreement will terminate with respect to any shares after BOALI provides STI with reasonably acceptable written evidence of a bona fide transfer of those shares (including, all voting rights) to a transferee which is not affiliated (i) with BOALI or (ii) with any other person or a “group” (within the meaning of Section S.3(d) of the U.S. Securities Exchange Act of 1934) of which such holder is or is deemed to be a part, “beneficially owns” (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act of 1934) more than 5% of the outstanding common stock of STL
     4. Enforcement. BAOLI acknowledges and agrees that STI will be irreparably damaged if any of the provisions of this Agreement are not performed by BAOLI in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that STI shall be entitled to an injunction without the necessity of posting a bond to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which STI may be entitled at law or in equity. BAOLI hereby consents to personal jurisdiction in any such action brought in the United States District Court for the Central District of California or in any court of the State of California having subject matter jurisdiction. In any dispute arising out of, or relating to, this Agreement or its performance or breach, (including any dispute which is the subject of judicial, arbitration or administrative proceedings, including appeals), the prevailing party shall be entitled to and awarded, in addition to any other relief, its reasonable costs incurred, including reasonable attorneys’ fees.

BAOLI COMMUNICATIONS CO. LTD
By:	/s/ (Signature)
Name:
Title:

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